Exhibit 3.1
AMENDMENT NO. 2
TO THE
FOURTH AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF
BREITBURN GP, LLC
This Amendment No. 2 to the Fourth Amended and Restated Limited Liability Company Agreement (the “LLC Agreement”) of BreitBurn GP, LLC, a Delaware limited liability company (the “Company”), dated as of July 1, 2014 (this “Amendment”), is entered into by BreitBurn Energy Partners L.P., a Delaware limited partnership, as sole member of the Company (the “Sole Member”).
RECITALS
WHEREAS, the Company is a Delaware limited liability company that was formed under the Delaware Limited Liability Company Act, 6 Del. C. § 18-101, et seq., and is currently governed by the Fourth Amended and Restated Limited Liability Company Agreement of the Company, dated as of April 5, 2010, as amended; and
WHEREAS, the Sole Member now desires to change the name of the Company and amend the LLC Agreement in order to effect the matters set forth herein.
NOW THEREFORE, in consideration of the covenants, conditions and agreements contained herein, the LLC Agreement is amended as follows:
AMENDMENT
1.    The title of the LLC Agreement shall now be the “Fourth Amended and Restated Limited Liability Company Agreement of Breitburn GP LLC”;
2.    Section 1.1 of the LLC Agreement is hereby amended by deleting the definition of “Company” and replacing it with the following definition:
“ ‘Company’ means Breitburn GP LLC, a Delaware limited liability company, and any successors thereto.”;
3.    Section 2.2 of the LLC Agreement is hereby amended by deleting the first sentence thereof in its entirety and replacing it with the following sentence:
“The name of the Company shall be “Breitburn GP LLC.”; and
4.     The LLC Agreement is hereby amended by deleting each reference to “BreitBurn GP, LLC” throughout the LLC Agreement and replacing it with “Breitburn GP LLC” in each place that such reference appears.

MISCELLANEOUS.
1.Full Force and Effect. Except to the extent modified hereby, the LLC Agreement shall remain in full force and effect.
2.Applicable Law. This Amendment shall be construed in accordance with and be governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.
3.Effectiveness. This Amendment shall be effective as of the date first written above.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has executed this Amendment as of the date first written above.

BREITBURN ENERGY PARTNERS L.P.

By:	BREITBURN GP, LLC,
its general partner

By:	/s/ Halbert S. Washburn
Halbert S. Washburn
Chief Executive Officer

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